UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 16, 2005.

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation or organization)		Identification No.)

One Hardinge Drive Elmira, NY 14902
(Address of principal executive offices) (Zip code)

(607) 734-2281
(Registrant’s telephone number including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.03  Material Modification to Rights of Security Holders

The Board of Directors of the Company, effective May 16, 1995, executed the Hardinge Inc. Rights Agreement and declared a dividend of one Right to purchase Series A Preferred Stock for each outstanding share of Company Common Stock held.  Each Right entitled the holder of the Right to purchase one one-hundredth of a share of Series A Preferred Stock under stated conditions.  Under Section 7(a) of the Rights Agreement said Rights expired on the close of business May 16, 2005 and therefore are no longer of any force or effect.  At this time the Company is not considering the establishment of a similar agreement but reserves the right to do so in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Hardinge Inc.

May 20, 2005	By:	/s/ Richard L. Simons
Date	Richard L. Simons
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)